Willis Group Holdings Limited

                              20,000,000 Shares 1
                                  Common Stock
                              ($0.000115 par value)

                         Form of Underwriting Agreement


                                                             New York, New York
                                                              February 19, 2004

Citigroup Global Markets Inc.
Banc of America Securities LLC
Credit Suisse First Boston LLC
As Representatives of the several Underwriters, c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  Profit Sharing (Overseas), Limited Partnership, a limited partnership formed pursuant to the laws of the Province of Alberta ("Overseas") and Fisher Capital Corp. L.L.C., a Delaware limited liability company ("Fisher Capital" and, together with Overseas, the "Selling Stockholders"), propose to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 20,000,000 shares of Common Stock, par value $0.000115 per share ("Common Stock"), of Willis Group Holdings Limited, a Bermuda company (the "Company") (said shares to be sold by the Selling Stockholders being hereinafter called the "Underwritten Securities"). The Selling Stockholders also propose to grant to the Underwriters an option to purchase up to 3,000,000 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Stockholder named in
Schedule II, the term Selling Stockholder shall mean either the singular or plural. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Except as otherwise specified or as the context otherwise implies, where reference is made herein to information contained, described, disclosed, included or set forth in, or omitted from, the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, such reference shall be deemed to include the information contained in the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be (the "Incorporated Documents"); and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

-----------
      1 Plus an option to purchase from the Selling Stockholders, up to 3,000,000 additional shares of Common Stock to cover over-allotments.

                  1. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, each Underwriter that:

               (i) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File No. 333-112354) on Form S-3, including a related Basic Prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause
                    (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).


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

               (ii) On the Effective  Date,  the  Registration  Statement did or
                    will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; the Incorporated Documents, when they were filed, complied in all material respects with the applicable requirements of the Exchange Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Selling Stockholder or Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information is that described as such in Sections 8(b) and 8(c) hereof, respectively.

               (iii)Each  of  the  Company  and  its  subsidiaries  (other  than
                    Sovereign Marine & General Insurance Company Limited and its subsidiaries) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is organized with requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

               (iv) All the outstanding  common equity  interests in each of the
                    Company's subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth on Schedule III, all outstanding common equity interests in each such subsidiary are owned by the Company either directly or indirectly and, except as set forth in the Final Prospectus, are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

               (v) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock, including the Securities, have been duly authorized and validly issued and are fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, on the New York Stock Exchange; on the Closing Date the certificates for the Underwritten Securities will be in valid and sufficient form; in the event that Option Securities are purchased, on the Closing Date or any settlement date, as applicable, the certificates for such Option Securities will be in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

               (vi) The descriptions in the Final  Prospectus  (exclusive of any supplement thereto) of statutes, and other laws, rules and regulations, legal and governmental proceedings and contracts and other documents are accurate and fairly present in all material respects the information that is required to be described therein under the Act; and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

               (vii)This  Agreement  has  been  duly  authorized,  executed  and delivered by the Company.

               (viii) The  Company  is  not  and,  after  giving  effect  to the offering and sale of the Securities as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

               (ix) No  consent,   approval,   authorization,   filing,   order,
                    registration or qualification of or with any court or governmental agency or body is required in connection with the transactions contemplated herein, except (1) that (i) the consent of the Bermuda Monetary Authority (the "Authority") is required and has been obtained for the sale and subsequent transferability of the Securities; and (ii) the Final Prospectus is required to be and has been filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act 1981 of Bermuda; (2) such as have been obtained under the Act; and (3) such as may be required under the state securities laws ("Blue Sky laws") of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

               (x) None of the execution and delivery of this Agreement, the sale of the Securities, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the Memorandum of Association or Bye-laws of the Company or the charter or by-laws (or similar organizational documents) of any of the Company's subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, partnership agreement, joint venture agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or is bound or to which its or their properties or assets are subject (collectively, "Contracts") or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (xi) The  consolidated  historical  financial  statements  of the
                    Company and its consolidated subsidiaries, and the related notes thereto, included in the Final Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the captions "Prospectus Supplement Summary - Summary Consolidated Financial Data" and "Prospectus Supplement - Recent Financial Results" each in the Final Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Final Prospectus and the Registration Statement, the information included therein. The selected financial data set forth under the caption "Selected Historical Consolidated Financial Data" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Annual Report") fairly present in all material respects, on the basis stated in the Annual Report, the information included therein.

               (xii)Except as disclosed in the Final  Prospectus  (exclusive  of any supplement thereto), there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, or to the knowledge of the Company or any of its subsidiaries threatened or contemplated, to which the Company or any of its subsidiaries is or may be a party or to which the business, property or assets of the Company or any of its subsidiaries is or may be subject, (ii) to the Company's knowledge, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, and (iii) no injunction, restraining order or order of any nature by a court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject, that has been issued and is outstanding that, in the case of clauses (i), (ii) or (iii) above (x) would reasonably be expected to have a Material Adverse Effect or (y) seeks to restrain, enjoin, interfere with, or would reasonably be expected to adversely affect in any material respect, the performance of this Agreement or any of the transactions contemplated by this Agreement; and the Company and each of its subsidiaries has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Final Prospectus.

               (xiii)  None  of  the  Company  or  its  Subsidiaries  is  (i) in
                    violation of its charter or by-laws (or similar organizational documents), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to the Company or its Subsidiaries or any of their properties or assets or (iii) in breach or default in the performance of any Contract, except, in the case of clauses (i), (ii) and (iii) (and in the case of clause (i), only with respect to the Subsidiaries) for any such violation, breach or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (xiv)Deloitte & Touche LLP, who have certified  certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to certain audited consolidated financial statements included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder. Ernst & Young, who have certified certain financial statements and financial statement schedules of Willis Corroon Group
                    Limited for all years prior to 1999 included in the Willis Corroon Corporation Registration Statement on Form F-4 (File No. 333-74483) (the "Willis Corroon Corporation Form F-4"), were at such time independent public accountants with respect to Willis Corroon Group Limited within the meaning of the Act and the applicable rules and regulations thereunder.


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

               (xv) No  stamp  duty,   stock  exchange  tax,   value-added  tax,
                    withholding or any other similar duty or tax is payable in the United States, the United Kingdom, Bermuda or any other jurisdiction in which either the Company or any of its subsidiaries is organized or engaged in business for tax purposes or, in each case, any political subdivision thereof or any authority having power to tax, in connection with the execution or delivery of this Agreement by the Company or the sale or delivery of the Securities by the Selling Stockholders to the Underwriters or the initial resales thereof by the Underwriters in the manner contemplated by this Agreement and the Final Prospectus.

               (xvi)Each of the  Company  and its  subsidiaries  has  filed  all necessary federal, state and foreign (including, without limitation, United Kingdom and Bermuda) income and franchise tax returns required to be filed to the date hereof, except where the failure to so file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all material taxes shown as due thereon; and other than tax deficiencies which the Company or any subsidiary is contesting in good faith and for which the Company or such subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

               (xvii) Each of the  Company  and its  subsidiaries  has  good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, to all property and assets described in the Final Prospectus as being owned by it and good title to all leasehold estates in the real property described in the Final Prospectus as being leased by it except for (i) liens for taxes not yet due and payable, (ii) liens and encumbrances that are contemplated by the Senior Credit Facility, (iii) liens, claims, encumbrances and restrictions that do not materially interfere with the use made and proposed to be made of such properties (including, without limitation, purchase money mortgages), and (iv) to the extent the failure to have such title or the existence of such liens, claims, encumbrances and restrictions would not reasonably be expected to have a Material Adverse Effect.

               (xviii)  Neither  the  Company  nor  any of its  subsidiaries  is involved in any labor dispute nor, to the best of the knowledge of the Company and its subsidiaries, is any labor dispute threatened which, if such dispute were to occur, would reasonably be expected to have a Material Adverse Effect.

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

               (xix)The Company and each of its subsidiaries  maintain insurance insuring against such losses and risks as the Company reasonably believes is adequate to protect the Company and each of its subsidiaries and their respective businesses, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that would reasonably be expected to have a Material Adverse Effect; none of the Company or its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect whether or not arising from transactions in the ordinary course of business, except as set forth in the Final Prospectus (exclusive of any supplement thereto).

               (xx) Under the  current  laws and  regulations  of  Bermuda,  all dividends and other distributions declared and payable on the Securities may be paid by the Company to the holder thereof in United States dollars that may be freely transferred out of Bermuda and all such payments made to holders thereof who are non-residents of Bermuda will not be subject to income, withholding or other taxes under the laws or regulations of Bermuda and will otherwise be free of any other tax, duty, withholding or deduction in Bermuda and without the necessity of obtaining any governmental authorization in Bermuda.

               (xxi)Each of the  Company  and  its  subsidiaries  possesses  all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all appropriate federal, state, local, foreign and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on the business of the Company and its subsidiaries as now conducted as set forth in the Final Prospectus, the lack of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect ("Permits"); each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and, to the best knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except where the failure to fulfill or perform such obligations or such impairment, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Company or its subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


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

               (xxii) Each of the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with United States generally accepted accounting principles. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

               (xxiii) The Company has not taken,  directly or  indirectly,  any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (xxiv) Except as would  not,  individually  or in the  aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company and its subsidiaries, the Company and its subsidiaries are in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials ("Environmental Laws"). The term "Hazardous Material" means
                    (a)   any   "hazardous   substance"   as   defined   by  the
                    Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. None of the Company or its subsidiaries has received any written notice and there is no pending or, to the best knowledge of the Company and its subsidiaries, threatened action, suit or proceeding before or by any court or governmental agency or body alleging liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location owned by the Company or any subsidiary of the Company, or
                    (ii) any violation or alleged violation of any Environmental Law, in either case (x) which alleged or potential liability would be required to be described in the Registration Statement under the Act, or (y) which alleged or potential liability would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (xxv)None of the  Company or its  subsidiaries  has any  material liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which it makes or ever has made a contribution and in which any employee of it is or has ever been a participant. With respect to such plans, each of the Company and its subsidiaries is in compliance in all material respects with all applicable provisions of ERISA. In addition, the Company has caused (i) all pension schemes maintained by or for the benefit of any of its subsidiaries organized under the laws of England and Wales or any of its employees to be maintained and operated in all material respects in accordance with all applicable laws from time to time and (ii) all such pension schemes to be funded in accordance with the governing provisions of such schemes, except to the extent failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (xxvi) The subsidiaries listed on Schedule IV attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (the "Subsidiaries").

               (xxvii) The Company and each of its  subsidiaries  own or possess adequate licenses or other rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and copyrights necessary to conduct the business described in the Final Prospectus, except where the failure to own or possess or have the ability to acquire any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company or its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names or copyrights which, if such assertion of infringement or conflict were sustained, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (xxviii) None of the Company or its  subsidiaries or its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the United Kingdom or Bermuda.

               (xxix) To  ensure  the  legality,  validity,  enforceability  and admissibility into evidence of each of this Agreement, the Securities and any other document to be furnished hereunder in Bermuda, it is not necessary that this Agreement, the Securities or such other document be filed or recorded with any court or other authority in Bermuda or any stamp or similar tax be paid in Bermuda on or in respect of this Agreement, the Securities or any such other document except that (i) the consent of the Authority is required for the sale and subsequent transferability of the Securities and the Company has applied for such consent; and (ii) the Final Prospectus is required to be and has been filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act 1981 of Bermuda.

               (xxx)The Company has duly and  irrevocably  appointed  William P.
                    Bowden,  Jr.,  Willis  Group  Holdings  Limited,  7  Hanover
                    Square, New York, New York, 10004, as its agent to receive service of process with respect to actions arising out of or in connection with (i) this Agreement; and (ii) violations of United States federal securities laws relating to offers and sales of the Securities.

               (xxxi) Under Bermuda law the  Underwriters  will not be deemed to be resident, domiciled, carrying on any commercial activity in Bermuda or subject to any taxation in Bermuda by reason only of the entry into, performance or enforcement of this Agreement to which they are a party or the transactions contemplated hereby. It is not necessary under Bermuda law that the Underwriters be authorized, licensed, qualified or otherwise entitled to carry on business in Bermuda for their execution, delivery, performance or enforcement of this Agreement.

               (xxxii) A  final  and  conclusive  judgment  of a  court  located outside Bermuda against the Company based upon this Agreement (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act, 1958 applies, and it does not apply to the federal and state courts of the Borough of Manhattan in New York City) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such court located outside Bermuda.

               (xxxiii)  Approximately  6,300,000  of  the  6,900,000  currently outstanding shares of Common Stock held by directors, officers and other employees (including former employees) of the Company or its subsidiaries, and all shares of Common Stock that will be issued pursuant to any employee stock option plan, stock ownership plan, stock purchase plan, dividend reinvestment plan or other employee or director benefit plan (other than the shares held pursuant to the 2001 Share Purchase and Option Plan, Employee Stock Purchase Plan and Sharesave Plan) of the Company to, or that will be issued upon the exercise of options by, such directors, officers or other employees of the Company or its subsidiaries (the "Management Shares") are subject to the provisions of various Management and Employee Shareholders' and Subscription Agreements (the "Management Registration Rights Agreement"), true and complete copies of which have been provided to the Representatives prior to the date of this Agreement; pursuant to the Management Registration Rights Agreement, no officer or other employee is permitted to sell, transfer, assign, pledge or hypothecate its shares of Common Stock prior to the sixth anniversary of the date such officer or other employee purchased shares (except that he may sell his shares under an effective registration statement or pursuant to sale participation rights at the time Overseas sells its shares; it being understood that the Company intends to release from the Management Transfer Restrictions (as defined below), effective thirty days after the date of this Agreement, such portion of his shares as is equal to the number of shares he would have been permitted to include in the Registration Statement, pursuant to the Management Registration Rights Agreement), and, in any event, prior to the 90th day following the sale of the Securities as contemplated hereby, in each case without the prior written consent of the Company (the "Management Transfer Restrictions"); and prior to the date of this Agreement the shares of Common Stock held by Overseas and Fisher Capital, together with the Management Shares beneficially owned as of the date of this Agreement, comprise 26.2% of the issued Common Stock.

                  Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

     (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

               (i) Such Selling Stockholder is the record owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has taken all steps necessary to transfer ownership of the Securities to the Underwriters.

               (ii) Such  Selling   Stockholder  has  not  taken,   directly  or
                    indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (iii)No  consent,   approval,   authorization,   filing,   order,
                    registration or qualification of or with any court or governmental agency or body is required for the sale of the Securities by such Selling Stockholder, except (1) that (i) the consent of the Authority is required and has been obtained for the sale and subsequent transferability of the Securities; and (ii) the Final Prospectus is required to be and has been filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act 1981 of Bermuda; (2) such as have been obtained under the Act; and
                    (3) such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

               (iv) Neither  the  sale  of the  Securities  being  sold  by such
                    Selling Stockholder nor the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or, if applicable, the charter or by-laws of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or, if applicable, any of its subsidiaries, is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or, if applicable, any of its subsidiaries, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or, if applicable, any of its subsidiaries.

               (v) The sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Final Prospectus or any supplement thereto.

               (vi) In  respect  of any  statements  in or  omissions  from  the
                    Registration Statement or the Final Prospectus or any supplements thereto, in each case made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof, such statements comply in all material respects with the applicable requirements of the Act and the rules thereunder; and on the Effective Date, at the Execution Time, on the date of any filing of the Final Prospectus pursuant to Rule 424(b) and on the Closing Date and any settlement date, such statements did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  Any certificate signed by any Selling Stockholder and, if applicable, any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

     2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Selling Stockholder agrees to sell to the several Underwriters the amount of Underwritten Securities set forth opposite such Selling Stockholder's name in
Schedule II hereto, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $37.026 per share, such Selling Stockholder's proportionate share of the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to 3,000,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities which each Selling Stockholder agrees to sell is set forth in Schedule II hereto. In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by each Selling Stockholder listed in Schedule II shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by each Selling Stockholder and the number of Option Securities to be sold. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

     3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on February 25, 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Securities being sold by each of the Selling Stockholders to or upon the order of such Selling Stockholder by wire transfer payable in same-day funds to an account specified by such Selling Stockholder. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Stockholders will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York 10013, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of each of the Selling Stockholders by wire transfer payable in same-day funds to an account specified by such Selling Stockholder. If settlement for the Option Securities occurs after the Closing Date, the Company and the Selling Stockholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

     5. Agreements. (a) The Company agrees with the several Underwriters that:

               (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

               (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will (1) promptly notify the Representatives of any such event, (2) as soon as practicable, prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) thereafter, promptly supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

               (iii)As soon as  practicable,  the  Company  will make  generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

               (iv) The Company will furnish to the  Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.

               (v) The Company will cooperate with you and counsel for the Underwriters in connection with the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or taxation in any jurisdiction where it is not now so subject.

               (vi) The Company will not,  without the prior written  consent of
                    Citigroup Global Markets Inc., Banc of America Securities LLC and Credit Suisse First Boston LLC, (1) offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; (2) publicly announce an intention to effect any such transaction; or (3) amend, waive or fail to enforce the Management Transfer Restrictions in respect of the Management Shares (except that after the expiration of 30 days from the date of this Agreement the Company may waive such Management Transfer Restrictions with respect to up to an aggregate of approximately 4,820,000 shares of Common Stock); in the case of clauses (1), (2), or (3) for a period of 90 days after the date of this Agreement; provided, however, that the Company may (u) issue and sell Common Stock and options pursuant to any employee stock option plan, stock ownership plan, stock purchase plan, dividend reinvestment plan or other employee or director benefit plan of the Company existing on the date hereof and described in the Final Prospectus (upon the terms of such plan as described in the Final Prospectus), (v) issue Common

                    Stock issuable upon the exercise of options outstanding on the date hereof pursuant to any such plans, (w) issue Common Stock as consideration in connection with the acquisition by the Company or any of its subsidiaries of any person (including broker teams) or assets and, in connection therewith, file a registration statement with the
                    Commission, provided that in the case of this clause (w), such registration statement does not become effective prior to the expiration of the 90 day period set forth above and each recipient of such Common Stock agrees to sign a lock-up letter having restrictions similar to those set forth in
                    Section 5(b)(i) hereof for the remainder of such 90 day period, (x) file one or more shelf registration statements with the Commission relating to shares of Common Stock to be offered in the future, provided that no offers or sales of
                    shares   registered  pursuant   to  such   shelf
                    registration statements may be made prior to the expiration of the 90 day period set forth above, (y) purchase, concurrently with the purchase and sale contemplated by this Agreement, 4,000,000 shares of Common Stock from the Selling Stockholders as described in the in the Final Prospectus (exclusive of any supplement thereto) at the purchase price set forth in Section 2(a) and (z) issue options pursuant to any employee stock option plan approved by the Board of Directors of the Company subsequent to the date hereof, provided, however, that the aggregate amount of shares of Common Stock reserved for issuance pursuant to the Company's employee stock option plans, stock ownership plans, stock purchase plans, dividend reinvestment plans or other employee or director benefit plans as of the date of any issuance of options pursuant to this clause (z) does not exceed the aggregate amount of shares of Common Stock reserved for issuance under the Company's employee stock option plans, stock ownership plans, stock purchase plans, dividend reinvestment plans or other employee or director benefit plans existing as of the date hereof.

               (vii)The  Company  will not take,  directly  or  indirectly,  any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (viii) The Company agrees to pay the costs and expenses  relating to the following matters: (1) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus, and each amendment or supplement to any of them;
                    (2) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (3) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original sale by the Selling Stockholders to the Underwriters of the Securities;
                    (4) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (5) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock
                    Exchange; (6) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such registration and qualification); (7) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such filings); (8) one-half of the aircraft costs; and all other transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (9) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders, as previously agreed; and (10) all other costs and expenses incurred by the Company that are incidental to the performance by the Company or the Selling Stockholders of their obligations hereunder.

               (b)  Each   Selling   Stockholder   agrees   with   the   several
                    Underwriters that:

               (i) Such Selling Stockholder will not, without the prior written consent of Citigroup Global Markets Inc., Banc of America Securities LLC and Credit Suisse First Boston LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Stockholder or any affiliate of such Selling
                    Stockholder  or any  person in  privity  with  such  Selling
                    Stockholder or any affiliate of such Selling Stockholder), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than shares of Common Stock
                    (i)  disposed of as bona fide gifts  approved  by  Citigroup

                    Global  Markets  Inc.,  Banc of America  Securities  LLC and
                    Credit Suisse First Boston LLC, (ii) transferred by such Selling Stockholder to its affiliates who agree to be bound by the terms hereof and (iii) transferred by such Selling Stockholder to bona fide family members or trusts who agree to be bound by the terms hereof. Notwithstanding the foregoing, nothing in this clause (i) shall prohibit such Selling Stockholder from (a) filing (or participating in the filing of) one or more shelf registration statements with the Commission relating to shares of capital stock of the Company to be offered in the future, provided that no offers or sales of shares registered pursuant to such shelf registration statements may be made prior to the expiration of the 90 day period set forth above or (b) selling shares of Common Stock at the price set forth in
                    Section 2(a) in an amount that, together with all other shares of Common Stock sold by the Selling Stockholders to the Company, does not exceed 4,000,000 shares.

               (ii) Such  Selling   Stockholder  will  not  take,   directly  or
                    indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (iii)Such Selling  Stockholder  will advise you promptly,  and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement or the Final Prospectus relating to such Selling Stockholder.

     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option
Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

               (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

               (b) The Company shall have requested and caused Simpson Thacher & Bartlett LLP, U.S. counsel for the Company, to have furnished to the Representatives their opinion or opinions, dated the Closing Date and addressed to the Representatives, in the form or forms set forth on Annex A hereto.

               (c) Overseas shall have requested and caused each of Simpson Thacher & Bartlett LLP, U.S. counsel for Overseas, and Eeson & Woolstencroft LLP, Canadian counsel for Overseas, to have furnished to the Representatives their opinion, each dated the Closing Date and addressed to the Representatives in the form set forth on Annex A hereto (in the case of the opinion of Simpson Thacher & Bartlett LLP) and in the form set forth on Annex B hereto (in the case of the opinion of Eeson & Woolstencroft LLP).

               (d) Fisher Capital shall have requested and caused Simpson Thacher & Bartlett LLP, counsel for Fisher Capital, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex A hereto.

               (e) The Company shall have requested and caused Appleby Spurling & Kempe, Bermuda counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex C hereto.

               (f) Oliver Goodinge, Esq., the Company's Assistant General Counsel, shall have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex D hereto.

               (g) William P. Bowden, Jr., the Company's General Counsel, shall have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex E hereto.

               (h) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (i) The Company shall have furnished to the Representatives a certificate of the Company, signed by Thomas Colraine and William P. Bowden, Jr., Esq., dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no  stop  order   suspending   the   effectiveness   of  the
                    Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii)since  the  date of the  most  recent  financial  statements included in the Final Prospectus (exclusive of any supplement thereto), there has been no event or development that has had, or that would reasonably be expected to have, a Material Adverse Effect.

               (j) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed on its behalf by its principal financial or accounting officer, general partner or managing member, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

               (k) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

               (ii) on the basis of a reading of the latest unaudited  financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the three-month period ended March 31, 2003, the six-month period ended June 30, 2003, and the nine-month period ended September 30, 2003; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the executive, finance, compensation and audit committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to September 30, 2003:

               (1) nothing came to their attention which caused them to believe that any unaudited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-3; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Final Prospectus;

               (2) with respect to the period from October 1, 2003 to December 31, 2003, they have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether, and such officials have confirmed that, (x) the unaudited consolidated balance sheet as of December 31, 2003 and statements of income for the three month period ended December 31, 2003 are on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement, and (y) at December 31, 2003 there were any change in long-term debt, or decrease in consolidated net assets or stockholders' equity of the consolidated companies as compared with amounts shown in the September 30, 2003 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement, and (z) for the period from October 1, 2003 to December 31, 2003, excluding the non-cash compensation charge for performance options, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated total revenues, net income, operating income, or basic and diluted net earnings per share;

               (3) with respect to the period subsequent to December 31, 2003, nothing came to their attention which caused them to believe that there were any changes, at a specified date not more than five days prior to the date of the letter, in the total long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the consolidated net assets of the Company or in the total stockholders' equity of the Company as compared with the amounts shown on the December 31, 2003 consolidated balance sheet included in the Registration Statement and the Final Prospectus, or for the period from January 1, 2004 to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in total revenues, net income, operating income or basic and diluted net earnings per share, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

               (4) nothing came to their attention which caused them to believe that the information included or incorporated by reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial
                    Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

               (5) nothing came to their attention which caused them to believe that the unaudited income statement and balance sheet data included in the Final Prospectus under the heading "Prospectus Supplement Summary - Recent Financial Results" do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included in the Registration Statement and the Final Prospectus; and

               (iii)they have performed certain other specified  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus that has previously been identified to you agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                  References to the Final Prospectus in this paragraph (k) include any supplement thereto at the date of the letter.

               (l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (k) of this
                    Section 6 or (ii) any change, or any development that can be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

               (m) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further customary information, certificates and documents as the Representatives may reasonably request.

               (n) Subsequent to the Execution Time, there shall not have been any decrease in the rating of debt securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

               (o) The Company shall have furnished to the Representatives, in each case effective as of the Execution Time, a letter substantially in the form of Exhibit A hereto and addressed to the Representatives from each person listed on Schedule V.

               (p) The Company shall have furnished to the Representatives, effective as of the Execution Time, a letter substantially in the form of Exhibit B hereto and addressed to the Representatives from John M. Pelly.

               (q) Prior to the Closing Date, the Company shall have obtained the consent and approval of the Authority for the sale and subsequent transferability of the Securities.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company and the Selling Stockholders in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019-7475 on the Closing Date.

     7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand accompanied by reasonable supporting documentation for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, such Selling Stockholder shall reimburse the Company on demand for all amounts so paid.

     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other foreign, federal, state or statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information is that described in Section 8(c) hereof; provided, further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall be determined by a court of competent jurisdiction by final and non-appealable judgment that (i) the Company had previously furnished copies of the Final Prospectus to the Representatives, (ii) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Final Prospectus and (iii) such loss, claim, damage or liability results from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Final Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Selling Stockholder severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity; and such indemnity will be limited to an amount equal to the aggregate gross proceeds, net of the underwriting discounts, received by such Selling Stockholder from the sale of the Securities to the Underwriters. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have. Each Underwriter acknowledges that the name of each Selling Stockholder and the number of securities each Selling Stockholder is offering constitute the only information furnished in writing by or on behalf of each of the Selling Stockholders for inclusion in any Preliminary Prospectus or the Final Prospectus.

     (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the third paragraph, (iii) the tenth, eleventh and twelfth paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and (iv) the sixteenth and seventeenth paragraphs relating to electronic prospectuses and the Final Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus.

     (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, each of the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, each of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by each of the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, each of the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of each of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and/or by each of the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by such Selling Stockholder, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, such Selling Stockholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

     (f) The liability of each Selling Stockholder under such Selling Stockholder's representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the aggregate gross proceeds, net of underwriting discounts, received by such Selling Stockholder from the sale of the Securities to the Underwriters. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

     (g) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any failure or alleged failure by the Company to comply with the terms of the Consortium Registration Rights Agreement, the Profit
Sharing Registration Rights Agreement or the Management Registration Rights Agreement in connection with the transactions contemplated by this Agreement.

     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any non-defaulting Underwriter for damages occasioned by its default hereunder.

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders prior to delivery of and payment for the Securities, if
(a) at any time subsequent to the execution and delivery of this Agreement and prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or the United Kingdom of a national emergency or war, or other calamity or crisis that is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iii), the effect of such event, singly or together with any other such event, makes it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.:
(212) 816 7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; if sent to the Company, will be mailed, delivered or telefaxed to 44(0)20 7481 7183 and confirmed to it at Ten Trinity Square, London, England, EC3P 3AX, Attention: Corporate Secretary; or if sent to the Selling Stockholders, will be mailed, delivered or telefaxed to each of the addresses or telefax numbers set forth in Schedule II hereto.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The Company and each Selling Stockholder hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in New York City in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

     17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a)(i) above contained in the Registration Statement at the Effective Date including any Preliminary Prospectus.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Consortium" shall mean Axa Insurance UK plc, Axa General Insurance Group plc, Royal & Sun Alliance Insurance Group plc, The Chubb Corporation, The Hartford Financial Services Group, Inc., Travelers Casualty and Surety Company and The Tokio Marine and Fire Insurance Co., Limited.

                  "Consortium Registration Rights Agreement" shall mean the Registration Rights Agreement dated July 21, 1998, among the Company and the Consortium, as amended prior to the date of this Agreement.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

                  "Management Registration Rights Agreement" shall mean the Management and Employee Shareholders' and Subscription Agreements dated December 18, 1998, May 7, 1999, December 20, 1999, July 6, 2000, July 13, 2000, October
5, 2000, October 15, 2000, December 29, 2000 and January 19, 2001 among TA I Limited, Mourant & Co. Trustees Limited and certain management members of TA I Limited and its subsidiaries, as amended prior to the date of this Agreement.

                  "Preliminary Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

                  "Profit Sharing Registration Rights Agreement" shall mean the Registration Rights Agreement dated December 18, 1998 between TA I Limited and Overseas, as amended prior to the date of this Agreement.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(a)(i) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

                  "Senior Credit Facility" shall mean the Credit Agreement, dated as of December 4, 2003, among Willis North America Inc., as borrower, Willis Group Holdings Limited, the lenders thereunder and Banc of America Securities Limited, as administrative agent.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

                                    Very truly yours,

                                    WILLIS GROUP HOLDINGS LIMITED

                                     by
                                          --------------------------------------
                                              Name:
                                              Title:

                                 PROFIT SHARING (OVERSEAS), LIMITED PARTNERSHIP,
                                       by  KKR 1996 FUND (OVERSEAS), LIMITED
                                           PARTNERSHIP, its general partner

                                       by  KKR ASSOCIATES II (1996), LIMITED
                                           PARTNERSHIP, its general partner,

                                       by  KKR 1996 OVERSEAS, LIMITED, its
                                           general partner,

                                       by
                                             -----------------------------------
                                             Name:
                                             Title:

                                  FISHER CAPITAL CORP. L.L.C.

                                       by
                                              ----------------------------------
                                              Name:
                                              Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
Banc of America Securities LLC
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
Lehman Brothers Inc.

     by      Citigroup Global Markets Inc.

     by

           -------------------------------------------------------
           Name:
           Title:


For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.


                                   SCHEDULE I
                                   ----------


Underwriters                                                                          Number of Underwritten
------------                                                                       Securities to be Purchased
                                                                                   --------------------------

Citigroup Global Markets Inc. .................................................................2,952,000
Banc of America Securities LLC.................................................................2,952,000
Credit Suisse First Boston LLC.................................................................2,952,000
J.P. Morgan Securities Inc.....................................................................1,804,000
Morgan Stanley & Co. Incorporated..............................................................1,804,000
UBS Securities LLC.............................................................................1,804,000
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated...............................................................................1,066,000
Lehman Brothers Inc. ..........................................................................1,066,000
Fox Pitt, Kelton Inc. ...........................................................................600,000
Dowling & Partners Securities, LLC...............................................................600,000
Keefe, Bruyette & Woods, Inc. ...................................................................600,000
Cochran, Caronia Securities LLC..................................................................600,000
Sandler O'Neil & Partners, L.P. .................................................................600,000
Janney Montgomery Scott LLC......................................................................600,000
                                                                                               ---------
Total: .......................................................................................20,000,000
                                                                                              ==========




                                   SCHEDULE II
                                   -----------


                                                                                  Maximum Number
       Selling Stockholders:         Number of Underwritten Securities              of Option
       --------------------                      to be Sold                   Securities to be Sold
                                     ---------------------------------        ---------------------

Profit Sharing (Overseas), Limited Partnership               19,870,769                          2,980,615
Ugland House
P.O. Box 309 George Town, Grand Cayman Cayman Islands, B.W.I. Fax: (212)
750-0003

Fisher Capital Corp. L.L.C.                                     129,231                             19,385
8 Clarke Drive
Cranbury, NJ 08512
Fax: (609) 409-1235                                        ____________                       ____________

      Total:................................                 20,000,000                          3,000,000
                                                             ==========                          =========






                                  SCHEDULE III
                                  ------------

Company Name                                                            Percentage Owned
----------------------------------------------------------------------- ------------------
BERAG Beratungsgesellschaft ufr betriebliche Altersversorgung                  51
und Vergutung GmbH
----------------------------------------------------------------------- ------------------
C Wuppesahl Finanzversicherungsmakler GmbH                                    74.5
----------------------------------------------------------------------- ------------------
HEIM-CONCEPT Versicherungsmakler GmbH                                          52
----------------------------------------------------------------------- ------------------
Venture Reinsurance Limited                                                    90
----------------------------------------------------------------------- ------------------
Willis SA                                                                      60
----------------------------------------------------------------------- ------------------
Willis Faber Chile Corredores de Reaseguro Limitada                            99
----------------------------------------------------------------------- ------------------
Willis Correa Insurance Services S.A.                                          80
----------------------------------------------------------------------- ------------------
Willis Colombia Corredores de Seguros S.A.                                     51
----------------------------------------------------------------------- ------------------
Willis Kft                                                                     80
----------------------------------------------------------------------- ------------------
Consorzio Padova 55                                                           55.9
----------------------------------------------------------------------- ------------------
Willis Vicenza S.r.l.                                                          74
----------------------------------------------------------------------- ------------------
Willis Agente de Seguros y Fianzas, S.A. de C.V.                               51
----------------------------------------------------------------------- ------------------
Rontarca-Prima Consultores C.A.                                                51
----------------------------------------------------------------------- ------------------
Rontarca Prima, Willis, C.A.                                                   51
----------------------------------------------------------------------- ------------------
Plan Administrativo Rontarca Salud, C.A.                                       51
----------------------------------------------------------------------- ------------------
Asesor Auto 911, C.A.                                                          51
----------------------------------------------------------------------- ------------------
C.A. Prima                                                                     51
----------------------------------------------------------------------- ------------------
Willis New Zealand Limited                                                     99
----------------------------------------------------------------------- ------------------
Willis AS                                                                     50.1
----------------------------------------------------------------------- ------------------
Willis Polska S.A.                                                             70
----------------------------------------------------------------------- ------------------
Willis South Africa (Pty) Limited                                              70
----------------------------------------------------------------------- ------------------
Willis Iberia Correduria de Seguros y Reaseguros SA                            85
----------------------------------------------------------------------- ------------------
Willis Corretores de Seguros SA                                               84.94
----------------------------------------------------------------------- ------------------
Claim Management Administrator, S.L.                                          68.85
----------------------------------------------------------------------- ------------------
Willis Galicia Correduria de Seguros y Reaseguros S.A.                        46.75
----------------------------------------------------------------------- ------------------
Willis Global Financial & Executive Risks AB                                  71.85
----------------------------------------------------------------------- ------------------
Willis AB                                                                     84.53
----------------------------------------------------------------------- ------------------
Willis EB AB                                                                  78.61
----------------------------------------------------------------------- ------------------

                                   SCHEDULE IV
                                   -----------





Significant Subsidiaries:

Willis Group Limited
Willis Limited
Willis North America Inc.
Willis Faber Limited

                                   SCHEDULE V
                                   ----------



1. Joseph J. Plumeri, Chairman, Chief Executive Officer and Director

2. Henry R. Kravis, Director

3. George R. Roberts, Director

4. Perry Golkin, Director

5. Todd A. Fisher, Director

6. Scott C. Nuttall, Director

7. James R. Fisher, Director

8. William W. Bradley, Director

9. Douglas B. Roberts, Director

10. Paul M. Hazen, Director

11. William P. Bowden, Jr., Group General Counsel

12. Richard J. S. Bucknall, Vice Chairman and Co-Chief Operating Officer

13. Thomas Colraine, Vice Chairman, Co-Chief Operating Officer and Group Chief Financial Officer

14. Janet Coolick, Group Chief Administrative Officer

15. Christopher M. London, Chief Operating Officer, Global Specialties

16. Patrick Lucas, Executive Vice President; Managing Partner of Gras Savoye & Company

17. Stephen G. Maycock, Group Human Resources Director

18. Grahame J. Millwater, Chief Operating Officer of Willis Re and Global
Markets

19. James A. Ratcliffe, Chief Executive of Global Specialties

20. Sarah J. Turvill, Chief Executive Officer of International Operations

21     Mario Vitale, Chief Executive Officer of Willis North America